                                                                      Exhibit 21
                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

      The Company is the owner of all of the issued and outstanding stock of the following corporations, except as noted below.

                                                                      State or Country of
      Name of Subsidiary                                                 Incorporation
      ------------------                                              -------------------
      Apogee Enterprises International, Inc.                                Barbados
      Prism Assurance, Ltd.                                                 Vermont
      Harmon, Ltd. (formerly W.S.A., Inc.)                                  Minnesota
      Harmon, Inc.                                                          Minnesota
      Harmon Contract, Inc. (1)                                             Minnesota
      Harmon Contract Asia, Ltd. (2)                                        Minnesota
      Harmon Contract Asia Sdn Bhd (3)                                      Malaysia
      Harmon Contract U.K., Limited (4)                                     United Kingdom
      Harmon Europe S.A. (5)                                                France
      AWG Services, Inc. (formerly Milco Contracting, Inc.) (6)             Wisconsin
      Viracon, Inc.                                                         Minnesota
      Viratec Thin Films, Inc. (7)                                          Minnesota
      Viracon Georgia, Inc. (7)                                             Minnesota
      Viracon/Curvlite, Inc.                                                Minnesota
      Tru Vue, Inc.                                                         Illinois
      Harmon Glass Company                                                  Minnesota
      American Management Group, Inc. (8)                                   Maine
      Apogee Sales Corporation (8)                                          South Dakota
      Harmon Glass of Canada Ltd. (8) (11)                                  Canada
      The Glass Depot, Inc.                                                 Minnesota
      The Glass Depot of New York, Inc. (9)                                 Minnesota
      Apogee Wausau Group, Inc.                                             Wisconsin
      Dover Glass Co. (10)                                                  Maine
      Harmon CFEM Facades (UK) Ltd. (12)                                    United Kingdom
      Harmon/CFEM Facades S.A. (13)                                         France
      Harmon Facalu S.A. (13)                                               France
      Harmon Sitraco S.A. (13)                                              France
      Harmon Voisin S.A. (13)                                               France
      VIS'N Service Corporation (14)                                        Minnesota


(1)   Owned by Harmon, Ltd.
(2)   Owned by Harmon Contract, Inc.
(3)   Owned by Harmon Contract Asia, Ltd.
(4)   99.99% owned by Harmon Contract, Inc. and .01% by Apogee Enterprises, Inc.
(5)   100% owned by various Apogee entities
(6)   Owned by Apogee Wausau Group, Inc.
(7)   Owned by Viracon, Inc.
(8)   Owned by Harmon Glass Company
(9)   Owned by The Glass Depot, Inc.
(10)  Owned by American Management Group, Inc.
(11)  Inactive
(12)  99.99% owned by Harmon Europe S.A. and .01% by Apogee Enterprises, Inc.
(13)  Owned by Harmon Europe S.A.
(14)  80% owned by Harmon Glass Company